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Exhibit 99(h)(1)

DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND
            Common Shares
($.001 par value)

UNDERWRITING AGREEMENT

February [—], 2005

Morgan Keegan & Company, Inc.
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Ferris, Baker Watts, Incorporated
KeyBanc Capital Markets, a division of McDonald Investments Inc.
RBC Capital Markets Corporation
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Wells Fargo Securities, LLC
As Representatives of the several Underwriters
        c/o  Morgan Keegan & Company, Inc.
               50 North Front Street, 19th Floor
               Memphis, Tennessee 38103

Ladies and Gentlemen:

        Dividend Capital Realty Income Allocation Fund, a Delaware statutory trust (the "Fund") and the Fund's investment adviser, Dividend Capital Investments LLC, a Delaware limited liability company (the "Adviser"), each confirms its agreement with Morgan Keegan & Company, Inc. ("Morgan Keegan") and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters") for whom Morgan Keegan and Advest, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Ferris, Baker Watts, Incorporated, KeyBanc Capital Markets, a division of McDonald Investments Inc., RBC Capital Markets Corporation, Stephens Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of [            ] shares (the "Firm Shares") of its common shares of beneficial interest, par value $.001 per share (the "Common Shares"). The Fund also proposes to sell to the Underwriters, upon the terms and conditions set forth herein, up to an additional [            ] Common Shares (the "Option Shares") to cover over-allotments. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares." The Fund understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered ("Execution Time") by the parties hereto.

        The Fund has entered into an Investment Advisory Agreement with the Adviser dated as of February 9, 2005, an Administration Agreement with the Adviser dated as of February 9, 2005, a Custodian Agreement with State Street Bank and Trust Company dated as of February     , 2005, and a Stock Transfer Agency and Service Agreement with The Bank of New York dated as of February     , 2005, and such agreements are herein referred to as the "Investment Advisory Agreement," the "Administration Agreement," the "Custodian Agreement" and the "Transfer Agency Agreement," respectively. Collectively, the Investment Advisory Agreement, Administration Agreement, the Custodian Agreement and the Transfer Agency Agreement are herein referred to as the "Fund Agreements." In addition, the Fund has adopted a dividend reinvestment plan (the "Dividend Reinvestment Plan") pursuant to which holders of Common Shares shall have their dividends automatically reinvested in additional Common Shares of the Fund unless they elect to receive such dividends in cash.

        The Fund has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Rules and Regulations") and the 1940 Act (the "1940 Act Rules and Regulations" and, together with the 1933 Act Rules and Regulations, the "Rules and Regulations") a registration statement on Form N-2 (File Nos. 333-120988 and 811-21680) covering the offering and sale of the Shares, including the related preliminary prospectus, and a notification on Form N-8A of registration of the Fund as an investment company under the 1940 Act (the "1940 Act Notification").

        Promptly after Execution Time, the Fund will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") and paragraph (c) or (h) of Rule 497 ("Rule 497") under the 1933 Act or (ii) if the Fund has elected to rely upon Rule 434 ("Rule 434") under the 1933 Act, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and schedules thereto at the time it became effective and including the Rule 430A Information or the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) under the 1933 Act is herein referred to as the "Rule 462(b) Registration Statement," and the term "Registration Statement" shall include any Rule 462(b) Registration Statement that shall have been filed.

        The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the statement of additional information incorporated therein by reference, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus, including the statement of additional information incorporated therein by reference, together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. As used in this Agreement, Effective Date shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

        1.     Representations and Warranties of the Fund and the Adviser. The Fund and the Adviser, jointly and severally, represent and warrant to, and agree with, each Underwriter as of the date hereof, as of the Closing Date and as of the Settlement Date, if any, as follows.

          (a)   Compliance with Registration Requirements.

            (i)    Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and there has not been issued (A) any stop order under the 1933 Act suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or (B) any order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            (ii)   On the date the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto (filed before the Closing Date) became effective, on the Closing Date (hereinafter defined), and on any date on which Option Shares are purchased, if such date is not the Closing Date (a "Settlement Date"), the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus (and any supplements thereto), and the 1940 Act Notification (when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission) did or will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date (and, if any Option Shares are purchased, on the Settlement Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Fund will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Fund by or on behalf of any Underwriter for use in the Registration Statement or Prospectus.

            (iii)  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act and the rules and regulations relating to the payment of filing fees thereof.

            (iv)  The Fund's registration statement on Form 8-A under the Securities and Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act") has become effective.

          (b)   Good Standing of the Fund. The Fund has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect (as defined below).

          (c)   No Subsidiaries. The Fund has no subsidiaries.

          (d)   Capitalization; Authorization and Description of the Shares. The Fund's authorized equity capitalization is as set forth in the Prospectus; the capital shares of the Fund conform in all material respects to the descriptions thereof contained in the Prospectus; all issued and outstanding Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and non-assessable; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Shares are in valid and sufficient form; the holders of outstanding Common Shares are not entitled to preemptive or other rights to subscribe for the Shares; and, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of or ownership interests in the Fund are outstanding. No preferred shares of the Fund have been designated, offered, sold or issued and none of such preferred shares are currently outstanding.

          (e)   Description and Accuracy of Exhibits. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations, which are not described or filed as required; and the statements in the Prospectus under the heading "Tax Matters" and "Certain Provisions in the Agreement and Declaration of Trust" fairly summarize the matters therein described.

          (f)    Enforceability of Agreements. The execution and delivery of and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund's obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (g)   Investment Company Status. The Fund is duly registered under the 1940 Act as a non-diversified, closed-end management investment company and the 1940 Act Notification has been duly filed with the Commission and, with respect to the 1940 Act Notification or the Registration Statement, no order of suspension or revocation of such registration has been issued or proceedings therefore initiated or, to the Fund's knowledge, threatened by the Commission.

          (h)   Absence of Further Requirements. The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497, has taken all required action under the 1933 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares as contemplated by this Agreement. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement or the Fund Agreements, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Exchange Act, or under the rules of the New York Stock Exchange or the NASD, Inc ("NASD") or state securities laws.

          (i)    Absence of Defaults and Conflicts. The Fund is not in material violation of its Declaration of Trust or By-Laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement or the Fund Agreements and the consummation of the transactions contemplated in the Fund Agreements and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect (as defined below)), nor will such action result in any violation of the provisions of the Declaration of Trust or By-Laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

          (j)    No Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

          (k)   Financial Statements. The financial statements, together with related schedules and notes, included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Fund as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and the 1940 Act and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.

          (l)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Adviser, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement, the Fund Agreements or the consummation of any of the transactions contemplated therein or could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (m)  No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business or prospects of the Fund, whether or not arising in the ordinary course of business (other than as a result of changes in market conditions generally) (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

          (n)   Independent Accountants. The accountants who certified the statement of assets and liabilities included in the Registration Statement have confirmed to the Fund their status as an independent registered public accounting firm as required by the 1933 Act and the Rules and Regulations and the Fund and the Adviser have no reason to believe that they are not an independent registered public accounting firm.

          (o)   Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or other materials permitted by the 1933 Act, the 1940 Act or the Rules and Regulations.

          (p)   No Transfer Tax. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Fund or sale by the Fund of the Shares.

          (q)   Advertisements. All advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts"), whether in printed or electronic form, authorized in writing by or prepared by the Fund or the Adviser for use in connection with the offering and sale of the Shares (collectively, "Sales Material") complied and comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Rules and Regulations and the rules and interpretations of the NASD and if required to be filed with the NASD under the NASD's conduct rules were provided to Bass, Berry & Sims PLC, counsel for the Underwriters, for filing. No Sales Material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to any Underwriter furnished to the Fund by or on behalf of any Underwriter.

          (r)   Insurance. The directors and officers/errors and omissions insurance policy for the benefit of the Fund and its officers and trustees and the Fund's fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying coverage or liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (s)   Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to own its assets and to conduct the business ("Permits") as contemplated in the Prospectus. The Fund is in compliance with the terms and conditions of all such Permits, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Permits are valid and in full force and effect, except when the invalidity of such Permits or the failure of such Permits to be in full force and effect would not have a Material Adverse Effect. The Fund has not received any notice of proceedings relating to the revocation or modification of any such Permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (t)    Internal Control Over Financial Reporting. The Fund maintains and will maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Fund are being made only in accordance with applicable law and the authorizations of management and directors of the Fund; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Fund's assets that could have a material effect on the financial statements.

          (u)   No Stabilization. The Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

          (v)   Possession of Intellectual Property. The Fund owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (w)  No Unlawful Payments. Neither the Fund nor the Adviser, nor, to the best knowledge of the Fund, any trustee, officer, agent, employee or other person associated with or acting on behalf of the Fund has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (x)   Compliance with the 1940 Act and the Advisers Act. This Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Investment Advisers Act of 1940, as amended (the "Advisers Act and the rules and regulations adopted by the Commission under the Advisers Act (the "Advisers Act Rules and Regulations").

          (y)   Officers and Trustees of the Fund. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Advisers Act. Except as disclosed in the Prospectus, no trustee of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund or an "affiliated person" (as defined in the 1940 Act) of any Underwriter listed in Schedule A hereto.

          (z)   Absence of Undisclosed Payments. To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (aa) Subchapter M of the Code. The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), to qualify as a regulated investment company under Subchapter M of the Code.

          (bb) Sarbanes-Oxley Act. Upon the Fund's registration under the Exchange Act, the Fund and each of the Fund's trustees and officers, in their capacities as such, shall be in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (cc) Compliance with the OFAC. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

        Any certificate signed by any officer of the Fund and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Fund, as to matters covered thereby, to each Underwriter.

        2.     Representations and Warranties of the Adviser. The Adviser represents and warrants to each Underwriter as follows:

          (a)   Good Standing of the Adviser. The Adviser has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          (b)   Investment Adviser Status. The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting for the Fund under the Fund Agreements to which it is a party as contemplated by the Prospectus.

          (c)   Due Authorization. The Adviser has full power and authority to enter into this Agreement, the Fund Agreements, and the Additional Compensation Agreement to which it is a party. The execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement, the Fund Agreements, and the Additional Compensation Agreement to which the Adviser is a party, have been duly and validly authorized by the Adviser. This Agreement, the Fund Agreements, and the Additional Compensation Agreement to which the Adviser is a party, have been duly executed and delivered by the Adviser and constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser's obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (d)   Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Fund Agreements to which it is a party.

          (e)   Description of Adviser. The description of the Adviser and its business, and the statements attributable to the Adviser, in the Prospectus comply, and on the Closing Date (or any Settlement Date) will comply, in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and do not and, on the Closing Date (or any Settlement Date) will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f)    Absence of Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or its property is pending or, to the best knowledge of the Adviser, threatened that (i) could reasonably be expected to have a material adverse effect on the ability of the Adviser to fulfill its obligations hereunder or under the Fund Agreements to which it is a party, or (ii) could reasonably be expected to have a Material Adverse Effect on the Adviser, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (g)   No Material Adverse Change. Since the date as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no event or circumstance having, or that could reasonably be expected to have, a Material Adverse Effect on the Adviser, and (ii) there have been no transactions entered into by the Adviser which are material to the Adviser other than those in the ordinary course of its business as described in the Prospectus.

          (h)   Permits and Licenses. The Adviser has such licenses, permits and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its property and to conduct its business in the manner described in the Prospectus; the Adviser has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such permit.

          (i)    No Consent. No material consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the participation by the Adviser in the transactions and business arrangements contemplated herein or in the Fund Agreements to which the Adviser is a party, except such as have been made or obtained under the 1933 Act, the 1940 Act, the Advisers Act, the 1940 Act Rules and Regulations and the Advisers Act Rules and Regulations, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Prospectus.

          (j)    Absence of Defaults and Conflicts. Neither the execution, delivery or performance of this Agreement or any of the Fund Agreements to which the Adviser is a party, nor the consummation by the Fund or the Adviser of the transactions contemplated hereby or thereby (i) conflicts or will conflict with or constitutes or will constitute a breach of the limited liability company agreement of the Adviser, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject.

          (k)   No Stabilization. Except as stated in this Agreement and in the Prospectus, the Adviser has not taken and nor will it take, directly or indirectly, any action designed to or which should reasonably be expected to cause or result in or which will constitute, stabilization or manipulation of the price of the any security of the Fund in violation of federal securities laws and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser.

          (l)    Promotional Materials. In the event that the Fund or the Adviser makes available any promotional materials intended for use only by qualified broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Adviser will install and maintain pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

        3.     Purchase and Sale.

          (a)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Fund agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Fund, at a purchase price of $14.325 per share (representing a public offering price of $15.00 per share, less an underwriting discount of $0.675 per share), the number of Firm Shares set forth opposite such Underwriter's name in Schedule A hereto plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Fund hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to            Option Shares at the same purchase price per share as the Underwriters shall pay for the Firm Shares. The Underwriters may exercise said option only to cover over-allotments in the sale of the Firm Shares. Said option may be exercised in whole or in part at any time and from time to time on or before the 45th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Fund setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the Settlement Date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

        4.     Delivery and Payment. Delivery of and payment for the Firm Shares and the Option Shares (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day (defined herein) prior to the Closing Date) shall be made at 10:00 a.m., Memphis, Tennessee time, on February     , 2005 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Fund or as provided in Section 10 hereof (such date and time of delivery and payment for the Shares being herein called the "Closing Date"). Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Fund by wire transfer payable in same-day funds to an account specified by the Fund. Delivery of the Firm Shares and the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. If the option provided for in Section 3(b) hereof is exercised after the third Business Day prior to the Closing Date, the Fund will deliver the Option Shares (at the expense of the Fund) to the Representatives, at 50 North Front Street, 19th Floor, Memphis, Tennessee 38103, on the date specified by the Representatives (which shall be within seven Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Fund by wire transfer payable in same-day funds to an account specified by the Fund. If settlement for the Option Shares occurs after the Closing Date, the Fund will deliver to the Representatives on the Settlement Date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof. As used in this Agreement, Business Day shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Delaware.

        5.     Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

        6.     Covenants. The Fund and the Adviser, jointly and severally, agree with the several Underwriters as follows:

          (a)   Compliance with Securities Regulations and Commission Requests. The Fund will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Shares, the Fund will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Fund has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 497, the Fund will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to Rule 497 within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Fund will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 497 or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Fund of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Fund will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b)   Continued Compliance with the Securities Laws. If, at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, any event occurs as a result of which, in the judgment of the Fund or in the reasonable opinion of counsel for the Underwriters, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the 1933 Act, the 1940 Act and the Rules and Regulations, the Fund promptly will (1) notify the Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c)   Rule 158. The Fund will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (d)   Delivery of Registration Statements. The Fund will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of each preliminary prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

          (e)   Blue Sky Qualification. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the foregoing shall not apply to the extent that the Shares are "covered securities" that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (f)    Restrictions on the Sale of Securities. During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of Morgan Keegan & Company, Inc. (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder or the Common Shares issued pursuant to the Fund's Dividend Reinvestment Plan.

          (g)   Sarbanes-Oxley Compliance. The Fund will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, in all material respects, and will use its best efforts to cause the Fund's trustees and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

          (h)   No Manipulation of Market for Shares. The Fund and the Adviser will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares.

          (i)    Expenses. The Fund agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus and the 1940 Act Notification and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, any sales material and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, dealer agreements and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Fund representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Fund's accountants and the fees and expenses of counsel (including local and special counsel) for the Fund; and (x) all other costs and expenses incident to the performance by the Fund of its obligations hereunder.

          (j)    Use of Proceeds. The Fund will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply with the investment objectives, policies and restrictions of the Fund as described in the Prospectus.

          (k)   Subchapter M Compliance. The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

          (l)    Performance of Agreements. The Fund and the Adviser will use their reasonable best efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

        7.     Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Fund and the Adviser contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 4 hereof, to the accuracy of the statements of the Fund made in any certificates pursuant to the provisions hereof, to the performance by the Fund or the Adviser of its obligations hereunder and to the following additional conditions:

          (a)   Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the Fund's knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

          (b)   Opinion of Counsel for the Fund. The Fund shall have requested and caused Dechert LLP, counsel for the Fund, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

            (i)    The Fund has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified to do business under the laws of the State of Colorado, which counsel has been advised by an officer of the Fund is the only state in which the Fund maintains an office for the conduct of its business; and, to such counsel's knowledge, the Fund has no subsidiaries;

            (ii)   The Fund's authorized equity capitalization is as set forth in the Prospectus; the capital shares of the Fund conform in all material respects to the description thereof contained in the Prospectus; all outstanding Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and non-assessable; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Shares are in valid and sufficient form; the holders of outstanding Common Shares are not entitled to preemptive or other rights to subscribe for the Shares; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of or ownership interests in the Fund are outstanding to such counsel's knowledge;

            (iii)  To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and which may reasonably be expected to result in a Material Adverse Effect as to materially and adversely affect the properties or assets of the Fund, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations; and the statements included in the Prospectus under the headings "Tax Matters", "Description of Shares" and "Certain Provisions of the Declaration of Trust" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

            (iv)  The Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 497 have been made in the manner and within the time period required by Rule 497; to the knowledge of such counsel, no stop order under the 1933 Act suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations;

            (v)   The execution and delivery of and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund's obligations thereunder and thereunder may be limited by bankruptcy, insolvency, fraudulent transfer, receivership, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (whether applied by a court of law or equity);

            (vi)  The Fund is duly registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company and all action has been taken by the Fund as required by the 1933 Act and the 1940 Act and the Rules and Regulations in connection with the issuance and sale of the Shares to make the public offering and consummate the sale of the Shares as contemplated by this Agreement; the Fund Agreements comply in all material respects with all applicable provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations; and to such counsel's knowledge, the Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement;

            (vii) To such counsel's knowledge, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Fund Agreements, except such as have been made or obtained under the 1933 Act and the 1940 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

            (viii) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or any of the Fund Agreements by the Fund, nor the consummation by the Fund of the transactions contemplated hereby or thereby or the adoption of the Fund's Dividend Reinvestment Plan (i) conflicts or will conflict with or constitutes or will constitute a breach of the Declaration of Trust or By-Laws of the Fund, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound or (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound and that has been filed as an exhibit to the registration statement; and

            (ix)  To such counsel's knowledge, no holders of securities of the Fund have rights to the registration of such securities under the Registration Statement. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials. References to the Prospectus shall also include any supplements thereto at the Closing Date.

          (c)   Opinion of Counsel for the Adviser. You shall have received on the Closing Date an opinion of Crowell & Moring LLP, counsel for the Adviser, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

            (i)    The Adviser has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified to do business under the laws of the State of Colorado and the State of New Mexico, which counsel has been advised by an officer of the Adviser are the only states in which the Adviser maintains offices for the conduct of its business;

            (ii)   The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Fund Agreements to which it is a party for the Fund, as contemplated by the Prospectus;

            (iii)  The Adviser has full power and authority to enter into this Agreement, the Fund Agreements and the Additional Compensation Agreement to which the Adviser is a party, and this Agreement, the Fund Agreements, and the Additional Compensation Agreement to which the Adviser is a party, have been duly authorized, executed and delivered by the Adviser which is a party thereto and this Agreement, the Fund Agreements, and the Additional Compensation Agreement to which the Adviser is a party, are each a valid and legally binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, fraudulent transfer, receivership, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles whether enforcement is considered in a proceeding in equity or at law;

            (iv)  Provisions applicable to the Adviser in this Agreement and the Fund Agreements to which the Adviser is a party, comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations;

            (v)   To counsel's knowledge, neither the execution, delivery or performance by the Adviser of this Agreement, the Fund Agreements, the Additional Compensation Agreement to which the Adviser is a party, nor the consummation by the Adviser of the transactions contemplated hereby and thereby (A) conflicts or will conflict with, or constitutes or will constitute a breach of or default under, the Certificate of Formation or Limited Liability Company Operating Agreement, or other organizational documents, of the Adviser or (B) conflicts or will conflict with, or constitutes or will constitute a material breach of or material default under any material agreement, indenture, lease or other instrument to which the Adviser is a party, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or material assets of the Adviser, nor will any such action result in any material violation of any law of the Delaware Limited Liability Company Act, the Advisers Act or any regulation applicable to the Adviser or judgment, injunction, order or decree to which the Adviser is a party or a subject;

            (vi)  The description of the Adviser and its business in the Prospectus complies in all material respects with all requirements of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations; and

            (vii) To counsel's knowledge, the Adviser owns, possesses or has obtained and currently maintains all material governmental licenses, permits, consents, orders, approvals and other authorizations as are necessary for it to carry on its business as described in the Prospectus.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and the Adviser and public officials. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

          (d)   Opinion of Counsel for Underwriters. The Representatives shall have received from Bass, Berry & Sims PLC, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Fund and the Adviser shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e)   Officers' Certificates. The Fund shall have furnished to the Representatives a certificate of the Fund, signed by the Chairman of the Board or the President and the principal financial or accounting officer of each of the Fund and the Adviser, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

            (i)    The representations and warranties of the Fund and the Adviser in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Fund and the Adviser have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

            (ii)   No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Fund's or the Adviser's knowledge, threatened; and

            (iii)  Since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no event, occurrence or circumstance that would be reasonably expected to have a Material Adverse Effect on the Fund or the Adviser, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (f)    Accountant's Comfort Letter. The Fund shall have requested and caused Deloitte & Touche, LLP to have furnished to the Representatives, at the Execution Time, at the Closing Date and any Settlement Date, letters, dated as of each date, respectively, in form and substance heretofore approved by the Representatives.

          (g)   Approval of Listing. The Shares shall have been listed, admitted and authorized for trading on the New York Stock Exchange, subject only to official notice of issuance and evidence of satisfactory distribution, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (h)   Execution of Additional Compensation Agreement. On the Closing Date, Morgan Keegan & Company, Inc. shall have received the Additional Compensation Agreement, dated the date of the Closing Date, as executed by the Adviser.

          (i)    No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (j)    Additional Documents. Prior to the Closing Date, the Fund and the Adviser shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (k)   Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Fund contained herein and the statements in any certificates furnished by the Fund hereunder shall be true and correct as of each Settlement Date and, at the relevant Settlement Date, the Representatives shall have received:

            (i)    Certificates, dated such Settlement Date, of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Adviser confirming that the information contained in the certificate delivered by each of them at the Closing Date pursuant to Section 7 hereof remains true and correct as of such Settlement Date.

            (ii)   The favorable opinion of Dechert LLP, counsel for the Fund and Crowell & Moring LLP counsel for the Adviser, dated such Settlement Date, relating to the Option Shares to be purchased on such Settlement Date and otherwise to the same effect as the opinion required by Section 7(b) and (c) hereof.

            (iii)  The favorable opinion of Bass, Berry & Sims PLC, counsel for the Underwriters, dated such Settlement Date, relating to the Option Shares to be purchased on such Settlement Date and otherwise to the same effect as the opinion required by Section 7(d) hereof.

            (iv)  A letter from Deloitte & Touche, LLP, in form and substance satisfactory to the Representatives and dated such Settlement Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 7(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three (3) Business Days prior to such Settlement Date.

        Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Fund and the Adviser, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

        If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Fund in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 7 shall be delivered at the office of Bass, Berry & Sims PLC, counsel for the Underwriters, at 100 Peabody Place, Suite 900, Memphis, Tennessee, 38103, on the Closing Date or any Settlement Date.

        8.     Reimbursement of Underwriters' Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Fund or the Adviser to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Fund will reimburse the Underwriters severally through Morgan Keegan & Company, Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

        9.     Indemnification and Contribution.

          (a)   The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless each of you and each other Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including reasonable costs of investigation), to which they or any of them may become subject under the 1933 Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any preliminary prospectus, any sales material in a form approved by the Fund or the Adviser for use by the Underwriters (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability, which the Fund may otherwise have.

          (b)   Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Fund and the Adviser, each of its trustees, each of its officers who signs the Registration Statement, and each person who controls the Fund or the Adviser within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity from the Fund and the Adviser to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Fund by or on behalf of such Underwriter through the

  Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. The Fund and the Adviser shall not be liable to any Underwriter with respect to any Prospectus to the extent that the Fund or the Adviser shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that the such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Shares to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the final Prospectus, as then amended or supplemented if: (i) the Fund has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary Prospectus which was corrected in the final Prospectus was, if applicable, amended or supplemented prior to the Closing Date and such final Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such persons and (ii) such failure to give or send such final Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person. The Fund, the Adviser and the Underwriters acknowledge that (i) the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information appearing in the tenth and eleventh paragraphs under the caption "Underwriting" regarding stabilization, short positions and penalty bids and (ii) the list of Underwriters and their respective participation in the sale of the Shares in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability, which any Underwriter may otherwise have.

          (c)   Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d)   In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Fund, the Adviser and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Fund, the Adviser and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand (treated jointly for this purpose as one person) and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Fund, the Adviser and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund and the Adviser on the one hand (treated jointly for this purpose as one person) and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Fund and the Adviser (treated jointly for this purpose as one person) shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Fund and the Adviser on the one hand (treated jointly for this purpose as one person) or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Fund or the Adviser within the meaning of either the 1933 Act or the Exchange Act, each officer of the Fund and the Adviser who shall have signed the Registration Statement and each director of the Fund and the Adviser shall have the same rights to contribution as the Fund and the Adviser, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Firm Shares set forth opposite their names in Schedule A (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

          (e)   No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability from claimants on claims that are the subject matter of such action, suit or proceeding.

          (f)    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Fund and the Adviser set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Fund, the Adviser or their shareholders, trustees, directors, managers, members or officers or any person controlling the Fund or the Adviser (control to be determined within the meaning of the 1933 Act or the Exchange Act), (ii) acceptance of any Shares and payment therefore hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or to the Fund, the Adviser or their shareholders, trustees, directors, managers, members or officers or any person controlling any Underwriter, the Fund or the Adviser shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

          (g)   Any indemnification or contribution by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

        10.   Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule A hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters or in such other proportion as you may specify in accordance with the Morgan Keegan & Company, Inc. Master Agreement Among Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Fund. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Fund and any non-defaulting Underwriter for damages occasioned by its default hereunder. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule A hereto who, with your approval and the approval of the Fund, purchases Firm Shares, which a defaulting Underwriter agreed, but failed or refused, to purchase.

        11.   Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters to the Fund or the Adviser, by notice given to the Fund or the Adviser prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Fund's Common Shares shall have been suspended by the Commission or the New York Stock Exchange or if trading generally on the American Stock Exchange or in the Nasdaq National Market has been suspended or limited or minimum prices shall have been established on either of the exchanges, (ii) a banking moratorium shall have been declared either by federal or

Tennessee State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto).

        12.   Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Fund and the Adviser or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Fund or the Adviser or any of the officers, trustees, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

        13.   Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Fund and the Advisers (and each employee, representative or other agent of the Fund or the Advisers) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

        14.   Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Morgan Keegan & Company, Inc. (fax number: (901) 579-4388) and confirmed to it at Fifty North Front Street, 19th Floor, Memphis, Tennessee 38103, attention of Equity Capital Markets; or if sent to the Fund or the Adviser, will be mailed, delivered or telefaxed to Dividend Capital Realty Income Allocation Fund (fax number: (303) 228-0128) and confirmed to it at 518 Seventeenth Street, Suite 1200, Denver, Colorado 80202, attention of Phil Perrone.

        15.   Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

        16.   Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware.

        17.   Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        18.   Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Fund, the Adviser and the several Underwriters.

Very truly yours,
DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND
By:
Name:
Title:
DIVIDEND CAPITAL INVESTMENTS LLC
By:
Name:
Title:

CONFIRMED AND ACCEPTED
        as of the date first above written

Morgan Keegan & Company, Inc.
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Ferris, Baker Watts, Incorporated
KeyBanc Capital Markets, a division of McDonald Investments Inc.
RBC Capital Markets Corporation
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Wells Fargo Securities, LLC

BY:	MORGAN KEEGAN & COMPANY, INC.
(For itself and the other several Underwriters named in Schedule A to the foregoing Agreement)
By:
Name:
Title:

Schedule A

Name of Underwriter	Number of Firm Shares
Morgan Keegan & Company, Inc.
Advest, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Ferris, Baker Watts, Incorporated
KeyBanc Capital Markets, a division of McDonald Investments Inc.
RBC Capital Markets Corporation
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Wells Fargo Securities, LLC
Total

Schedule A

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DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND Common Shares ($.001 par value)
Schedule A